Exhibit 10.7(c)

Executive Officers of

The Scotts Miracle-Gro Company

who are parties to form of

Employee Confidentiality, Noncompetition,

Nonsolicitation Agreement for employees

participating in The Scotts Company LLC

Amended and Restated Executive Incentive Plan

Name and Principal Position with The Scotts Miracle-Gro Company	Date of Employee Confidentiality, Noncompetition, Nonsolicitation Agreement

Barry W. Sanders, President	April 22, 2005

Vincent C. Brockman, Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer	May 11, 2006

David C. Evans, Chief Financial Officer and Executive Vice President, Strategy and Business Development	May 20, 2006

Denise S. Stump, Executive Vice President, Global Human Resources	August 8, 2006

James R. Lyski, Executive Vice President, Chief Marketing Officer	April 6, 2011